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                                                 Exhibit 10(xiii)

                      RETENTION AGREEMENT

        This Agreement is made and entered into at Willoughby, Ohio by and among Figgie International Inc., a Delaware corporation (the "Company") and Robert D. Vilsack (the "Executive") as of this 20th day of March, 1996.

        WHEREAS, the Executive has been and continues to serve the Company as the General Counsel; and

        WHEREAS, the Company has determined to explore and evaluate strategic alternatives to enhance stockholder value and such alternatives may include a merger, consolidation or a sale of a portion or all of the Company; and

        WHEREAS, the Company has determined that it is in its and its stockholders best interests to assure that the Company will have the continued dedication and service of the Executive during the term of this Agreement; and

        WHEREAS, the Company has determined that the best way to assure that the Company will have the continued service and dedication of the Executive is to continue his employment as "employment at will" but to provide incentives for him to remain an employee of the Company subject to the terms hereof;

        NOW THEREFORE, the Executive and the Company agree as follows:
1.      Employment At Will
        The Company hereby agrees to continue the Executive in its employ and the Executive agrees to remain in such employ as an employment at will employee of the Company. Subject to the terms and conditions of this Agreement, the Company retains the right to terminate the services of the Executive at any time without cause and the Executive retains the right to terminate his services for the Company at any time in his sole discretion.
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2.      Salary and Benefits
        The continued service bonus provided for in this Agreement is intended to be in addition to and not in lieu of any and all other benefits and compensation which the Executive is currently receiving as an employee of the Company. Accordingly, it is intended that the provisions hereof may have the affect of increasing any such benefits to which the Executive might otherwise be entitled pursuant to the Company's benefit plans or programs and may affect the way the provisions under which such plans or programs or their related benefits may be calculated or administered.

3.      Continued Service Bonus
        Unless this Agreement is earlier terminated pursuant to Paragraphs
7(a), (b), (d) or (e) hereof, effective on the earlier of (i) the Release Date (as hereinafter defined); or (ii) the execution of an agreement for a merger, consolidation, sale or divestiture of substantially all of the assets of any one of the Interstate Electronics, Snorkel, Scott or Taylor Divisions of the Company and as a result of such merger, consolidation, sale or divestiture, the Board of Directors of the Company declares a dividend payable to the shareholders (the "Effective Date"), then the Company will:
        (a) grant the Executive the right to purchase 2,550 shares of common stock pursuant to and in accordance with the 1993 Restricted Stock Purchase Plan for Employees (the "RSPP"); and
        (b) shall cause all options previously granted to the Executive pursuant to the Key Employees' Stock Option Plan (the "Stock Option Plan") to become immediately exercisable in full and shall remain fully exercisable until the date of expiration of the option.
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4.      Additional Service Bonus
        Unless this Agreement is earlier terminated pursuant to Paragraphs
7(a), (b), (d) or (e) hereof, effective on the earlier of the (i) the execution of an agreement for a merger, consolidation, sale or divestiture of substantially all of the assets of the Company; or (ii) if the Company shall make a significant negative change in the nature or scope of the authorities, powers, functions or duties of the Executive and the Executive terminates his employment within three months of such change (either being the "Release
Date"), the Company will:
        (a) waive its right to repurchase any of the shares previously purchased by the Executive pursuant to the RSPP; and
        (b) make a lump sum payment of the amount due the Executive pursuant to Section 2.4 of that certain Management Agreement by and between the Company and the Executive dated February 1, 1996 (the "Management Agreement") unless the Executive elects to receive monthly payments in accordance with the Management Agreement. At any time after the Release Date and upon written notice to the Company, the Executive may elect to receive a lump payment of whatever monthly payments are then remaining; and
        (c) make a lump sum payment to the Executive, net of taxes, in an amount equal to 12 months of the monthly car allowance then being received by the Executive, unless the Executive elects to receive 12 consecutive monthly payments. At any time after the Release Date and upon written notice to the Company, the Executive may elect to receive a lump sum payment ofwhatever monthly payments are then remaining.
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5.  Additional Bonus Considerations
        In addition to the continued service bonus, the Executive will also be entitledto receive on the Release Date those presently unpaid installments, if any, of all bonuses previously awarded to the Executive pursuant to the Compensation Plan forExecutives (the "Plan"). The Executive will also be considered as a possiblerecipient of a bonus under such Plan with respect to his 1996 performance and such consideration by the Management Development and Compensation Committee of the Board of Directors will be made, and the payment of such bonus shall be made to the Executive on the Release Date. The Company in its sole discretion may also award to the Executive whatever additional bonus it deems desirable taking into consideration the contribution which the Executive makes toward the successful completion of a merger, consolidation or the sale of a part of or all of the Company; and if awarded, will be paid to the Executive on the Release Date.

6.      Miscellaneous Benefits
        It is the desire and intent of the Company to provide to the Executive the following additional miscellaneous benefits at no cost to the Executive:
        (a) tax planning and/or consultation with respect to the benefit granted hereunder pursuant to a program initiated by the Company to provide accounting or legal services;
        (b) assistance in obtaining financing for the purchase of the Executive's stock options granted pursuant to the Stock Option Plan; and
        (c) additional consideration to cover the tax implications should the benefit hereunder trigger an excise tax.
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7.      Termination of Agreement
        This Agreement will continue in full force and effect from the date hereof until the earliest of:
        a.     the death of the Executive,
        b. the determination by the Company upon reasonable medical evidence that the Executive due to disability is no longer able to effectively perform the customary duties of his position,
        c. the completion of any payments to the Executive in accordance with the terms and conditions contained herein,
        d. the termination of the employment of the Executive for any of the following reasons: (i) the Executive's willful failure to perform his duties under this Agreement; (ii) conviction of a felony; or (iii) repeated and excessive use of alcohol, drugs and/or any other intoxicating or controlled substance,
        e. The termination of the employment of the Executive without cause by the Executive,
        f.     May 31, 1997.

        Upon the termination of this Agreement, all rights and obligations of theExecutive and the Company will terminate and the provisions hereof will be of no further force or effect, except that the Company will continue even after such termination to be obligated to make any payments provided for in this Agreement and which were previously earned by the Executive while this Agreement was in effect.
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8.      Successors
        This Agreement is personal to the Executive and may not be assigned by him. This Agreement may be assigned or transferred to and will be binding upon and inure to the benefit of any Successor of the Company. As used herein, the term "Successor" will include any person, firm, corporation or business entity which acquires all or substantially all of the assets or succeeds to the business of the Company.

9.      Modification
        This Agreement will not be varied, altered, modified, canceled, changed or in any way amended except by the mutual agreement of the Executive and the Company set forth in a written instrument executed by them or their respective legal representatives.

10.Tax Withholding
        The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as may be required by law or any governmental regulation or ruling.

11.Governing Law
        To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the State of Ohio.

12.Entire Agreement
        This Agreement and the Management Agreement supersede any prior agreements or understandings oral or written between the Executive and the Company pertaining to the subject matter hereof and constitutes the entire agreement between them with respect thereto.


Figgie International Inc.                  Executive:


By:   /s/                                  /s/
      William J. Sickman                   Robert D. Vilsack